[SEAL]
                           FLORIDA DEPARTMENT OF STATE
                                Sandra B. Mortham
                               Secretary of State

November 19,1997

CAPITAL CONNECTION, INC.

TALLAHASSEE, FL

The Articles of Merger were filed on November 19, 1997, for ARC COMMUNICATIONS INC., the surviving New Jersey corporation not authorized to transact business in Florida.

Should you have any further questions regarding this matter, please feel free to call (850) 487-6050, the Amendment Filing Section.

Karen Gibson
Corporate Specialist
Division of Corporations                            Letter N umber: 597A00055535



      Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314